UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Notes

On October 3, 2013, The GEO Group, Inc. (“GEO”) completed the previously announced issuance of $250.0 million aggregate principal amount of 5 7/8% senior notes due 2022 (the “Notes”) in a private offering under the Indenture dated as of October 3, 2013 (the “Indenture”) among GEO, certain of its domestic subsidiaries, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee. The Notes were offered and sold to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulations S under the Securities Act. The Notes were issued at a coupon rate and yield to maturity of 5 7/8%. Interest on the Notes will be payable semi-annually in cash in arrears on January 15 and July 15, commencing on January 15, 2014. The Notes mature on January 15, 2022.

Up to 35% of the aggregate principal amount of the Notes may be redeemed on or prior to January 15, 2016, with the net cash proceeds from certain equity offerings at a redemption price equal to 105.875% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, owing under the Registration Rights Agreement referred to below (“Liquidated Damages”) to the redemption date. In addition, GEO may, at its option, redeem the Notes in whole or in part before January 15, 2017 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a “make-whole” premium, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

On or after January 15, 2017, GEO may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and including Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on January 15 of the years indicated below:

Year	Percentage
2017	104.406%
2018	102.938%
2019	101.469%
2020 and thereafter	100.000%

If there is a “change of control” (as defined in the Indenture), holders of the Notes will have the right to cause GEO to repurchase their Notes at a price equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to the purchase date.

The Notes and the guarantees are unsecured, unsubordinated obligations of GEO and the Guarantors. The Notes rank equally in right of payment with any unsecured, unsubordinated indebtedness of GEO and the Guarantors, including GEO’s 6.625% senior notes due 2021 and the 5 1/8% senior notes due 2023 and the guarantors’ guarantees thereof, senior in right of payment to any future indebtedness of GEO and the Guarantors that is expressly subordinated to the Notes and the guarantees, effectively junior to any secured indebtedness of GEO and the Guarantors, including indebtedness under GEO’s senior credit facility, to the extent of the value of the assets securing such indebtedness, and structurally junior to all obligations of GEO’s subsidiaries that are not Guarantors.

The Indenture contains covenants which, among other things, limit the ability of GEO and its “restricted subsidiaries” (as defined in the Indenture) to incur additional indebtedness or issue preferred stock, make dividend payments or other restricted payments (other than distributions or actions necessary to maintain GEO’s status as a real estate investment trust), create liens, sell assets, engage in sale and lease back transactions, create or permit restrictions on the ability of the restricted subsidiaries to pay dividends or make other distributions to GEO, enter into transactions with affiliates, and enter into mergers, consolidations or sales of all or substantially all of their assets. These covenants are subject to a number of limitations and exceptions as set forth in the Indenture.

The Indenture also contains events of default with respect to, among other things, the following: failure by GEO to pay interest and Liquidated Damages, if any, on the Notes when due, which failure continues for 30 days; failure by GEO to pay the principal of, or premium, if any, on, the Notes when due; failure by GEO or any of its restricted subsidiaries to comply with their obligations to offer to repurchase the Notes at the option of the holders of the Notes upon a change of control, to offer to redeem notes under certain circumstances in connection with asset sales with “excess proceeds” (as defined in the Indenture) in excess of $25.0 million or to observe certain restrictions on mergers, consolidations and sales of substantially all of their assets; the failure by GEO or any Guarantor to comply with any of the other agreements in the Indenture, which failure continues for 60 days after notice; and certain events of bankruptcy or insolvency of GEO or a restricted subsidiary that is a significant subsidiary or any group of restricted subsidiaries that together would constitute a significant subsidiary.

The foregoing is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith as Exhibit 4.1.

GEO intends to use the net proceeds from the offering, together with cash on hand, to fund the repurchase, redemption or other discharge of any and all of the 7 3/4% senior notes and to pay related transaction fees and expenses.

A copy of the press release announcing the closing of the offering of the Notes is filed herewith as Exhibit 99.1.

Registration Rights

Under the terms of the Registration Rights Agreement, dated as of October 3, 2013, among GEO, the Guarantors and Wells Fargo Securities, LLC, as the representative of the initial purchasers of the notes (the “Registration Rights Agreement”), GEO has agreed to register under the Securities Act notes having terms identical in all material respects to the Notes (the “Exchange Notes”) and to make an offer to exchange the Exchange Notes for the Notes. Pursuant to the terms of the Registration Rights Agreement, GEO has agreed to file a registration statement with respect to an offer to exchange the Exchange Notes for the Notes on or prior to 75 days after the closing of the offering of the Notes and to use its reasonable best efforts to have the registration statement declared effective on or prior to 180 days after the closing of the offering of the Notes. If GEO fails to satisfy certain filing and other obligations described in the Registration Rights Agreement, GEO will be obligated to pay additional interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, until GEO’s registration obligations are fulfilled, up to a maximum of 1.00% per annum.

The foregoing is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1.

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the caption “Offering of Notes” is incorporated by reference.

Section 8-	Other Events

Item 8.01	Other Events

On October 3, 2013, GEO announced the acceptance for purchase of $209,092,000 in aggregate principal amount of its 7 3/4% senior notes due 2017 (the “7 3/4% Senior Notes”) validly tendered in GEO’s tender offer for any and all of the 7 3/4% Senior Notes on or prior to the consent payment deadline. The total purchase price for the purchase of these 7 3/4% Senior Notes was $218,177,047 (plus accrued and unpaid interest). GEO used a portion of the net cash proceeds from the offering of the Notes described in Item 1.01 above to fund the purchase of these 7 3/4% Senior Notes. A copy of the press release announcing the acceptance of the tendered 7 3/4% Senior Notes by the consent payment deadline is filed herewith as Exhibit 99.2.

On October 4, 2013, GEO delivered notice to the noteholders of the 7 3/4% Senior Notes that it elects to redeem on November 4, 2013 all 7 3/4% Senior Notes that remain outstanding following consummation of the tender offer at a price equal to 103.875% of their face amount, plus accrued and unpaid interest to, but not including the date of redemption.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 3, 2013, by and among GEO, the Guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee relating to the 5 7/8% Senior Notes due 2022.

10.1	Registration Rights Agreement, dated as of October 3, 2013, by and among GEO, the Guarantors party thereto, and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers.

99.1	Press Release, dated October 3, 2013, relating to the closing of the offering of the Notes.

99.2	Press Release, dated October 3, 2013, relating to the acceptance of the tendered 7 3/4% Senior Notes by the consent payment deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

October 9, 2013	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 3, 2013, by and among GEO, the Guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee relating to the 5 7/8% Senior Notes due 2022.

10.1	Registration Rights Agreement, dated as of October 3, 2013, by and among GEO, the Guarantors party thereto, and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers.

99.1	Press Release, dated October 3, 2013, relating to the closing of the offering of the Notes.

99.2	Press Release, dated October 3, 2013, relating to the acceptance of the tendered 7 3/4% Senior Notes by the consent payment deadline.